Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW YORK REIT ANNOUNCES PLAN OF LIQUIDATION AND DISSOLUTION

Net Proceeds to be Distributed to Stockholders

Amends Existing Credit Facility to Allow Proceeding with Liquidation

Stockholder Approval of Plan of Liquidation and Dissolution Required

NEW YORK, August 22, 2016 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT), today announced that the Company’s Board of Directors (the “Board”) has determined, after considering other strategic alternatives available, that it is in the best interests of NYRT to adopt a plan of liquidation and dissolution that provides for the sale of the Company's assets and distribution of the net proceeds to the Company’s stockholders, after which the Company will be dissolved. NYRT also announced that the Company has amended its current credit facility to permit NYRT to adopt a plan of liquidation.

Accordingly, the Company's Board has approved a Plan of Complete Liquidation and Dissolution of the Company (the "Plan of Liquidation" or the “Plan”), which Plan must be approved by the Company’s stockholders. The Company intends to hold a special meeting of stockholders to seek approval of the Plan and expects to file preliminary proxy materials with the Securities and Exchange Commission in the near future. The Plan follows the Company’s previous announcement to commence asset sales. The Company’s credit facility originally included a restriction prohibiting the Company from contemplating a plan of liquidation, which has now been amended to delete this restriction.

The Plan of Liquidation outlines an orderly wind down of the Company's business and operations. If the Company's stockholders approve the Plan, the Company intends to attempt to convert all of its assets into cash, satisfy or resolve its remaining liabilities and obligations, including contingent liabilities and claims and costs associated with the liquidation of the Company, and then file articles of dissolution. Following stockholder approval of the Plan and the filing of articles of dissolution, which would not occur until the earlier of the completion of the asset sales or two years, then the Company would delist its common stock from the NYSE.

As the Company has previously announced, throughout the strategic process conducted by the Board, the Company engaged with a significant number of potential buyers who were interested in acquiring individual properties from the Company. The Company is re-engaging in discussions with parties that had indicated interest in individual assets of the Company as well as seek other qualified buyers, with the goal of entering into asset sale agreements under the proposed Plan of Liquidation.

Randolph C. Read, Chairman of the Board of NYRT, said, “This Plan of Liquidation is the next logical step in our previously announced plan to sell the assets of the Company and distribute the net proceeds to our stockholders. There are advantages in a formal plan of liquidation for completing the monetization of the Company’s assets, and that is why the Board has taken this action. Our stockholders have expressed their support for our plan to sell assets and this Plan of Liquidation will allow us to accomplish that task in the most efficient manner.”

Michael Happel, Chief Executive Officer and President of NYRT, said, “We believe that moving forward with a Plan of Liquidation and selling our assets in an orderly manner will maximize value for our stockholders, while also preserving the flexibility to pursue a sale of the Company should a compelling offer that delivers superior value be made.”

If at any time, including after the Plan of Liquidation is approved by stockholders, the Company receives an offer for a corporate transaction that, in the view of the Board of Directors, will provide superior value to our stockholders in comparison to the value of the estimated distributions under the Plan of Liquidation, taking into account all factors that could affect valuation, including timing and certainty of closing, credit market risks, proposed terms and other factors, the Plan of Liquidation could be abandoned in favor of such a transaction. As previously announced, the Company will release all entities (other than JBG) which remained subject to standstill agreements from those standstill obligations with the Company.

The Company will continue with its previously announced plans to refinance its credit facility in order to prepay its credit facility in full, to raise the capital it needs to exercise its option to acquire the 51.1% of Worldwide Plaza that the Company currently does not own, and to provide increased flexibility to pursue a Plan of Liquidation and distribute the net proceeds to stockholders (the “Refinancing Plan”). The Company extended the maturity date of its credit facility on August 20, 2016, as had been previously planned, in order to give NYRT adequate time to complete the Refinancing Plan, which is underway.

The Company, with input from Eastdil Secured, has estimated that, the net proceeds that will be distributed to stockholders over time from the Plan of Liquidation, including ordinary dividends and taking into account estimated transaction costs, will be between $8.73 and $11.50 per share. The estimate is subject to certain assumptions (which will be more fully described in the Company’s proxy statement to be filed in the near future). Actual distributions could be less or more than this estimated range and the timing of the asset sales and distributions is uncertain.

The Board will continue to evaluate the Company’s monthly dividend on a month-by-month basis as it has done in the past.

The Plan of Liquidation was approved by NYRT's Board of Directors by a vote of five directors voting for and one director voting against. Additional details on the Plan of Liquidation are contained in NYRT’s Current Report on Form 8-K dated August 22, 2016.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.

The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales, refinance its credit facility on favorable terms, if at all, and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond NYRT's control, including other factors included in NYRT's reports filed with the SEC, particularly in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of NYRT's latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016, and the Current Report on Form 8-K dated August 22, 2016, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Michael A. Happel	Jonathan Keehner	Matthew Furbish
CEO and President	Mahmoud Siddig	Director, Investor Relations & Public Relations
New York REIT, Inc.	Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.
mhappel@nyrt.com	jkeehner@joelefrank.com	(212) 415-6500
(212) 415-6500	msiddig@joelefrank.com
(212) 355-4449